EXHIBIT 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“Report”) of Synaptics Incorporated and its consolidated subsidiaries (“Synaptics,” the “Registrant” or “we”) for the year ended December 31, 2014 (the “Reporting Period”), is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014. Please refer to the Rule, Form SD, and the Securities and Exchange Commission’s (“SEC”) Release No. 34-67716 issued by the SEC on August 22, 2012 for definitions to the terms used in this Report, unless otherwise defined herein.

Synaptics is a leading worldwide developer and supplier of custom-designed human interface semiconductor product solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment, and other electronic devices. Synaptics currently targets the markets for mobile product applications, including smartphones and tablets; the personal computer, or PC, product applications market, primarily notebook computers; and other select electronic device markets, with our customized human interface solutions. Every solution we deliver either contains or consists of our semiconductor solutions, which includes our ASIC, customer-specific firmware, and software. We generally supply our human interface solutions to our original equipment manufacturer customers through their contract manufacturers, which take delivery of our products and pay us directly for such products.

Synaptics does not engage in the actual mining of conflict minerals (the “Minerals”), does not make purchases of raw ore or unrefined Minerals from mines, and is many steps removed in the supply chain from the mining of the Minerals. We purchase the materials used in our products from a large network of suppliers, who may contribute necessary Minerals to our products. The smelters and refiners used by our suppliers are in the best position in the total supply chain to know the origin of ores, which cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullions or other Minerals containing derivatives. We rely on our suppliers to assist with our due diligence efforts, including our suppliers’ self-identification of the smelters and refiners used in their supply chain, and the countries from which the Minerals used in their supply chain may originate.

I.	Products

The following products were identified during the Reporting Period as products that may contain conflict minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by Synaptics:

•	Our mobile solutions include our ClearPadTM product line, designed for clear, capacitive touchscreen solutions that enable the user to interact directly with the display on electronic devices, such as mobile smartphones and tablets, and our family of Liquid Crystal Display (LCD) drivers. We typically sell our ClearPad products as a chip, together with customer-specific firmware, to sensor manufacturers or LCD manufacturers to integrate into their touch-enabled products. A discrete touchscreen product typically consists of a transparent, thin capacitive sensor that can be placed over any display, such as an LCD or an Organic Light Emitting Diode (OLED), and combined with a flexible circuit material and a touch controller chip.

•	Our display driver products offer advanced image processing technology for entry-level smartphones through high-resolution tablets. The adaptive image processing works in concert with proprietary customization options enabling development of efficient and cost-effective high performance solutions and faster time to market. We typically sell these products to LCD manufacturers.

•	Our personal computer, or PC, solutions, include our TouchPadTM, ClickPadTM, ForcePadTM, Dual Pointing Solutions, and TouchStykTM product lines, which are touch-sensitive pads and other interfaces that sense the position, movement, force, or a combination thereof, applied by one or more fingers on its surface through the measurement of capacitance. We typically sell our PC solutions as a module to the contract manufacturers of original equipment manufacturers (OEM) for assembly into notebook computers or other PC products.

•	Our Natural ID Fingerprint Identification products, used in both our mobile and PC solutions, is a fingerprint authentication solution that uses capacitive imaging technology, along with sophisticated digital image processing to unlock devices and access online services such as retail, banking, and social media portals. We typically sell our Natural ID Fingerprint products as a module to the contract manufacturers of OEMs or directly to the OEM for assembly into mobile or PC products.

II.	Due Diligence

Based on the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (Second Edition OECD 2013) and the due diligence framework published by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI), including the Conflict-Free Sourcing Initiative (CFSI) template developed jointly by the EICC-GeSI (the “Template”), the Registrant took the following measures, during calendar year 2014, to determine the source and chain of custody for the Minerals which the Registrant believed necessary to the functionality or production of products manufactured, or contracted to be manufactured, by the Registrant in such calendar year.

1.	The Registrant identified 65 suppliers, whom the Registrant believed could provide materials containing the Minerals necessary to the functionality or production of products manufactured by the Registrant, or contracted by the Registrant to be manufactured.

2.	The Registrant sent out a Conflict Minerals survey, based on the Template, to the suppliers described in No. 1 above requesting them to (a) determine whether they supplied the Registrant with metals or materials containing tin, tungsten, tantalum and/or gold; (b) conduct their own due diligence of their own supply chain; (c) using EICC-GeSI resources, identify all smelters in their supply chain that supply tin, tantalum, tungsten and/or gold; and (d) download, complete and return the Template to the Registrant identifying all smelters and whether such smelters were certified as conflict-free. For any non-conflict free certified smelters identified, the Registrant required the supplier to submit a plan detailing the supplier’s efforts to remove or replace the non-conflict free certified smelter. In addition, Registrant’s suppliers were required to establish and document a policy on conflict minerals.

3.	All suppliers identified in No. 1 above completed the steps described in No. 2 above. Three suppliers declared that their products did not contain any conflict minerals. Of the 62 suppliers who stated their products may contain conflict minerals, approximately 68% stated gold may be in the products supplied to Registrant; approximately 71% stated tin may be in the products supplied to Registrant; approximately 11% stated tantalum may be in the products supplied to Registrant; and approximately 20% stated tungsten may be in the products supplied to Registrant.

4.	95% of the suppliers identified all smelters used in their supply chain in accordance with the Template and its instructions and of these suppliers, 95% certified that the metals or materials they supplied to Synaptics were conflict-free Minerals.

5.	Less than 5% of our suppliers were unable to fully disclose their smelters due to confidentiality policies in place between the supplier and smelter.

6.	Synaptics compared the smelters identified by each of our suppliers to the list of smelters identified as conflict-free or “Active” by CFSI. Approximately 80% of the smelters used by our suppliers appeared on this list and are certified by the CFSI as conflict-free smelters or as Active smelters currently undergoing or committed to undergoing a Conflict-Free Smelter Program (CFSP) audit. All smelters who were identified by Registrant’s suppliers as providing conflict minerals are listed in Exhibit A below.

a.	Our suppliers used approximately 36 different smelters located in 12 different countries for tantalum. These countries include Austria, Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Russian Federation, South Africa, Thailand and the United States. Of these smelters, 100% are certified conflict-free smelters according to the CFSI compared to 72% of these smelters who were certified as conflict-free in the Registrant’s prior reporting period.

b.	Our suppliers used approximately 115 different smelters located in 29 different countries for gold. Those countries include Australia, Belgium, Brazil, Canada, Chile, China, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Mexico, the Netherlands, Philippines, Russian Federation, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Turkey, United States, and Uzbekistan. Of these smelters, approximately 84% are certified conflict-free smelters or are Active smelters as defined by the CFSI compared to 25% of these smelters who were certified as conflict-free in the Registrant’s prior reporting period.

c.	Our suppliers used approximately 88 different smelters located in 19 different countries for tin. These countries include Belgium, Bolivia, Brazil, Canada, China, France, Germany, Indonesia, Japan, Malaysia, Peru, Poland, Russian Federation, South Korea, Taiwan, Thailand, United Kingdom, the United States, and Vietnam. Of these smelters, approximately 76% are certified conflict-free smelters or are Active smelters as defined by the CFSI compared to 8% of these smelters who were certified as conflict-free in the Registrant’s prior reporting period.

d.	Our suppliers used approximately 37 different smelters located in 8 different countries for tungsten. These countries include Austria, Canada, China, Germany, Japan, Russian Federation, the United States, and Vietnam. Of these smelters, approximately 65% are certified conflict-free smelters according to the CFSI compared to 2% of these smelters who were certified as conflict-free in the Registrant’s prior reporting period.

7.	Based on these due diligence efforts, Synaptics is unable, at this time, to conclusively determine the countries of origin of all the Minerals used in its products.

In calendar year 2014, we conducted the due diligence efforts described in this Report to determine the mine or location of the necessary conflict minerals in our products. We relied on the information provided by independent third party audit programs, such as the CFSI, to determine whether the smelters disclosed by our suppliers had been conflict-free certified or were “Active smelters” who had committed to undergo a Conflict-Free Smelter Program audit, according to the CFSI’s standards. For the Reporting Period, certain smelters had not yet received a conflict-free designation from an independent third party audit program such as the CFSI.

Suppliers who had non-conflict free certified smelters in their supply chain in calendar year 2014 were required to submit a plan to the Registrant detailing their efforts to either remove or replace such smelter. We also created an audit plan in calendar year 2014 to specifically audit the design, performance and effectiveness of our due diligence framework and due diligence measures as they relate to the Minerals.

As discussed above, where possible, the Registrant has relied on third party assurances and certifications. For example, the Registrant accepts as reliable any smelter that is a member of the CFSI program. To the extent that other audited supplier certifications are provided to the Registrant, the Registrant may consider reliance on such certifications on a case-by-case basis.

III.	Additional Due Diligence and Risk Mitigation

We will continue to monitor our supply chain, including smelters used by our suppliers and anticipate that in future years, we will be able to determine, with greater specificity, which of the smelters used by our suppliers are conflict-free. Specifically, we will continue to monitor and pressure our supply chain to provide complete and accurate information regarding their smelters who provide the Minerals; continue to pressure our supply chain to either remove or replace non conflict-free certified smelters from their own supply chain; and engage with third-party auditors to audit our due diligence design and measures, including the results from supplier responses to the Template.

Due to the size, breadth and complexity of our supply chain, the process of successfully tracing all of the necessary Minerals used in our products back to their country of origin will require additional time and resources. Our ability to make determinations about the presence and source of origin of such Minerals in our products depends upon a number of factors including, but not limited to, (i) the respective due diligence efforts of our tier one suppliers and their supply chain, as well as their willingness to disclose such information to us, and (ii) the ability and willingness of our supply chain to adopt the OECD Guidance and other initiatives or guidance that may develop over time with respect to responsible sourcing. The inability to obtain reliable information from any level of our supply chain could have a material impact on our ability to provide meaningful information on the presence and origin of necessary Minerals in our products’ supply chain with any reasonable degree of certainty. There can be no assurance that our suppliers will continue to cooperate with our diligence inquiries and our requests for certifications, or to provide us with the documentation or other evidence that we consider reliable in a timeframe sufficient to allow us to make a reasonable and reliable assessment following appropriate further diligence measures, as may be required.

Exhibit A

Smelter Name	Smelter Country
5N Plus	UNITED KINGDOM
A.L.M.T. Corp.	JAPAN
Aida Chemical Industries Co. Ltd.	JAPAN
Air Products	UNITED STATES
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Alpha	UNITED STATES
Alta Group	UNITED STATES
American Iron and Metal	CANADA
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Argor-Heraeus SA	SWITZERLAND
Asahi Pretec Corporation	JAPAN
Asaka Riken Co Ltd	JAPAN
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Aurubis AG	GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Boliden AB	SWEDEN
C. Hafner GmbH + Co. KG	GERMANY
Caridad	MEXICO
CCR Refinery – Glencore Canada Corporation	CANADA
Cendres & Métaux SA	SWITZERLAND
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Changsha South Tantalum Niobium Co., Ltd.	CHINA
Chimet S.p.A.	ITALY
China Minmetals Nonferrous Metals Co Ltd	CHINA
China Tin Group Co., Ltd.	CHINA
China Tin Smelter Co. Ltd.	CHINA
Chugai Mining	JAPAN
CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Codelco	CHILE
Colt Refining	UNITED STATES
Conghua Tantalum and Niobium Smeltry	CHINA
Cooper Santa	BRAZIL
CV JusTindo	INDONESIA
CV Makmur Jaya	INDONESIA
CV Nurjanah	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV United Smelting	INDONESIA
Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

DaeryongENC	KOREA, REPUBLIC OF
Dayu Weiliang Tungsten Co., Ltd.	CHINA
Do Sung Corporation	KOREA, REPUBLIC OF
Doduco	GERMANY
Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Dowa	JAPAN
Dowa Metals & Mining Co.Ltd	JAPAN
Duoluoshan	CHINA
Eco-System Recycling Co., Ltd.	JAPAN
EM Vinto	BOLIVIA
Exotech Inc.	UNITED STATES
F&X Electro-Materials Ltd.	CHINA
Feinhütte Halsbrücke GmbH	GERMANY
Fenix Metals	POLAND
FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Fujian Jinxin Tungsten Co., Ltd.	CHINA
GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Gejiu Jin Ye Mineral Co., Ltd.	CHINA
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Gejiu YunXin Colored Electrolysis Ltd	CHINA
Gejiu Zi-Li	CHINA
Global Advanced Metals Boyertown	UNITED STATES
Global Tungsten & Powders Corp.	UNITED STATES
Gold Bell Group	CHINA
Golden Egret Special Allloy Coop.	CHINA
Guangdong Jinding Gold Limited	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guangxi Huaxi Group Co.,Ltd	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck GmbH Goslar	GERMANY
H.C. Starck GmbH Laufenburg	GERMANY
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES
H.C. Starck Ltd.	JAPAN

H.C. Starck Smelting GmbH & Co.KG	GERMANY
HC Starck GmbH	GERMANY
Heimerle + Meule GmbH	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Heraeus Ltd. Hong Kong	HONG KONG
Heraeus Precious Metals GmbH & Co. KG	GERMANY
Hitachi Metals, Ltd.	JAPAN
Hi-Temp	UNITED STATES
Hi-Temp Specialty Metals Inc.	UNITED STATES
HuaXi Metals Co.,Ltd	CHINA
Huichang Jinshunda Tin Co. Ltd	CHINA
Hunan Chenzhou Mining Group Co	CHINA
Hunan Chenzhou Mining Industry Group	CHINA
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Hutti Gold Mines Limited	INDIA
Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
Japan Mint	JAPAN
Japan New Metals Co Ltd	JAPAN
Jean Goldschmidt International	BELGIUM
Jia Tian	CHINA
Jiangxi Copper Company Limited	CHINA
Jiangxi Nanshan	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Tanbre Co., Ltd.	CHINA
Johnson Matthey Inc	UNITED STATES
Johnson Matthey Ltd	CANADA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralectromed	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	JAPAN
Kai Unita Trade Limited Liability Company	CHINA
Kazzinc Ltd	KAZAKHSTAN
Kemet Blue Powder	UNITED STATES
Kennametal Fallon	UNITED STATES

Kennametal Firth Sterling	UNITED STATES
Kennametal Huntsville	UNITED STATES
Kennecott Utah Copper LLC	UNITED STATES
King-Tan Tantalum Industry Ltd	CHINA
Kojima Chemicals Co., Ltd	JAPAN
Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Kyrgyzaltyn JSC	KYRGYZSTAN
L’ azurde Company For Jewelry	SAUDI ARABIA
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Linwu Xianggui Smelter Co	CHINA
LSM Brasil S.A.	BRAZIL
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Materion	UNITED STATES
Matsuda Sangyo Co., Ltd.	JAPAN
Metallic Resources Inc	UNITED STATES
Metallo Chimique	BELGIUM
Metallurgical Products India (Pvt.) Ltd.	INDIA
Metalor Technologies (Hong Kong) Ltd	HONG KONG
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Metalor Technologies Ltd. (Suzhou)	CHINA
Metalor Technologies SA	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES
Met-Mex Peñoles, S.A.	MEXICO
Mineração Taboca S.A.	BRAZIL
Minmetals Ganzhou Tin Co. Ltd.	CHINA
Minsur	PERU
Mitsubishi Materials Corporation	JAPAN
Mitsui Mining & Smelting	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MK electron	KOREA, REPUBLIC OF
Molycorp Silmet A.S.	ESTONIA
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
N.E.Chemcat Corporation	JAPAN
Nadir Metal Rafineri San. Ve Tic. A	TURKEY
Nanchang Cemented Carbide Limited Liability Company	CHINA

Nathan Trotter & Co., Inc.	UNITED STATES
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
NGHE TIN NON-FERROUS METAL	VIET NAM
Nihon Material Co. LTD	JAPAN
Ningbo Kangqiang	CHINA
Ninghua Xingluokeng Tungsten Mine Co., Ltd.	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
North American Tungsten Corporation Ltd.	CANADA
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Ohio Precious Metals, LLC	UNITED STATES
Ohura Precious Metal Industry Co., Ltd	JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
OJSC Kolyma Refinery	RUSSIAN FEDERATION
OMSA	BOLIVIA
PAMP SA	SWITZERLAND
Plansee SE Liezen	AUSTRIA
Pobedit JSC	RUSSIAN FEDERATION
Poongsan Corporation	KOREA, REPUBLIC OF
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
PT Alam Lestari Kencana	INDONESIA
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Kudai Tin	INDONESIA
PT Bangka Putra Karya	INDONESIA
PT Bangka Timah Utama Sejahtera	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT BilliTin Makmur Lestari	INDONESIA
PT Bukit Timah	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT Fang Di MulTindo	INDONESIA
PT HP Metals Indonesia	INDONESIA

PT Karimun Mining	INDONESIA
PT Koba Tin	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Pelat Timah Nusantara Tbk	INDONESIA
PT Prima Timah Utama	INDONESIA
PT REFINED BANGKA TIN	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Tambang Timah	INDONESIA
PT Timah (Persero), Tbk	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Yinchendo Mining Industry	INDONESIA
PX Précinox SA	SWITZERLAND
QuantumClean	UNITED STATES
Rahman Hydraulic Tin Berhad	MALAYSIA
Rand Refinery (Pty) Ltd	SOUTH AFRICA
RFH Tantalum Smeltry Co., Ltd	CHINA
Royal Canadian Mint	CANADA
Rui Da Hung	TAIWAN
Sabin Metal Corp.	UNITED STATES
Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOREA, REPUBLIC OF
SAMWON METALS Corp.	KOREA, REPUBLIC OF
Schone Edelmetaal	NETHERLANDS
Scotia Mocatta	HONG KONG
SEMPSA Joyería Platería SA	SPAIN
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Shanghai Gold exchange	CHINA
Shanghai Jiangxi Metals Co. Ltd	CHINA
SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA
So Accurate Group, Inc.	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Soft Metais, Ltda.	BRAZIL
Solar Applied Materials Technology Corp.	TAIWAN
Solikamsk Metal Works	RUSSIAN FEDERATION
Sumitomo Metal Mining Co., Ltd.	JAPAN
Suzhou Xingrui Noble	CHINA
Tai zhou chang san Jiao electron Co.,Ltd	CHINA

Taki Chemicals	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalite Resources	SOUTH AFRICA
Technic Inc	UNITED STATES
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Telex	UNITED STATES
Thaisarco	THAILAND
The Great Wall Gold and Silver Refinery of China	CHINA
The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Tokuriki Honten Co., Ltd	JAPAN
Tongding Metal Material Co.,Ltd.	CHINA
Tongling nonferrous Metals Group Co.,Ltd	CHINA
Torecom	KOREA, REPUBLIC OF
Traxys	FRANCE
Ulba	KAZAKHSTAN
Umicore Brasil Ltda	BRAZIL
Umicore SA Business Unit Precious Metals Refining	BELGIUM
United Precious Metal Refining, Inc.	UNITED STATES
Valcambi SA	SWITZERLAND
Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
WC Heraeus Hanau	GERMANY
Western Australian Mint trading as The Perth Mint	AUSTRALIA
Westfalenzinn	GERMANY
White Solder Metalurgia e Mineração Ltda.	BRAZIL
Wilhelm Westmetall	GERMANY
Williams/ Williams Brewster	UNITED STATES
Wolfram Bergbau und Hütten AG	AUSTRIA
Wolfram Company CJSC	RUSSIAN FEDERATION
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Xiamen Tungsten Co., Ltd	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Yantai Zhaojin Lai Fuk Precious Metals Ltd	CHINA
Yokohama Metal Co Ltd	JAPAN
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Yunnan Copper Industry Co Ltd	CHINA
Yunnan Tin Company, Ltd.	CHINA
Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Zhuzhou Cement Carbide	CHINA
Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Zijin Mining Group Co. Ltd	CHINA